                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                      ----------------------------------

                                   FORM 8-K



                                 CURRENT REPORT
                     FILED PURSUANT TO SECTION 13 OR 15(D)
                                       OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 8, 1998



                         CMG INFORMATION SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                       0-22846                04-2921333
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)      (IRS EMPLOYER
     OF INCORPORATION)                                         IDENTIFICATION
                                                                     NO.)


100 BRICKSTONE SQUARE ANDOVER, MA                                   01810

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (978) 684-3600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
----------------------------------------------

     On April 9, 1998, CMG Information Services, Inc. (the "Company"), a Delaware corporation, acquired all the issued and outstanding shares of capital stock of Accipiter, Inc. ("Accipiter"), a Delaware corporation, pursuant to a merger of CMGI Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, with and into Accipiter (the "Merger"), with Accipiter becoming the surviving corporation and a wholly-owned subsidiary of the Company. Accipiter is a Raleigh, North Carolina-based company specializing in the development of software tools for the management of advertising over the Internet. The acquisition was consummated pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated April 8, 1998 among the Company, CMGI Acquisition Corporation, Accipiter and certain stockholders of Accipiter. The Company expects to ultimately merge Accipiter with the Company's subsidiary, Engage Technologies, Inc.

     The acquisition will be accounted for as a purchase. The purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values. Results of operations for Accipiter will be included in the Company's consolidated operating results for periods subsequent to the date of acquisition.

     In the Merger, all outstanding shares of Common Stock and Preferred Stock of Accipiter and vested rights to purchase Common Stock and Preferred Stock of Accipiter were converted into approximately 632,000 shares of Common Stock, par value $0.01 per share, of the Company (the "CMG Shares"). All unvested rights to purchase Common Stock and Preferred Stock of Accipiter have been cancelled after the Merger or provided for under the terms of the two escrow agreements described below.

     The CMG Shares are not registered under the Securities Act of 1933 and are subject to either Non-Employee Investment Representation and Lockup Letters or Employee Investment Representation and Lockup Letters (together, the "Lockup Agreements"). The Lockup Agreements prohibit transfer of the CMG Shares, without the permission of the Company, for periods ranging from six to twenty-four months. The holders of the CMG Shares are entitled to two required registrations under Form S-3 after six and twelve months from the date of the Merger Agreement, as well as certain other registration rights, with respect to CMG Shares no longer subject to the Lockup Agreements.

     Under the terms of the Merger Agreement and related Non-Employee and Employee Stockholder Escrow Agreements, an aggregate of 91,655 of the CMG Shares will be held in escrow for the purpose of indemnifying the Company against certain liabilities of Accipiter and its stockholders. Additionally, the Employee Stockholder Escrow Agreement provides for the forfeiture to the Company of a portion of the CMG Shares in the event that Accipiter does not meet certain performance targets. The Employee Stockholder Escrow Agreement and Non-Employee Stockholder Escrow Agreement expire twelve and twenty-four months after April 8, 1998, respectively.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
---------------------------------------------------------------------------

     (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(a) will be filed by amendment within 60 days of the date of this filing.

     (B)  PRO FORMA FINANCIAL INFORMATION

          Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(b) will be filed by Amendment within 60 days of the date of this filing.

     (C)  EXHIBITS

          2.1* Agreement and Plan of Merger dated as of April 8, 1998 among CMG Information Services, Inc., CMGI Acquisition Corporation, Accipiter, Inc., and Certain Stockholders of Accipiter, Inc. Named Herein. Pursuant to Item 602 (b)(2) of Regulation S-K, the schedules and certain exhibits to the Agreement and Plan of Merger are omitted. A list of such schedules and exhibits appear in the table of contents to the Agreement and Plan of Merger. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.


          2.2*  Employee Stockholder Escrow Agreement dated April 8, 1998.

          2.3   Non-Employee Stockholder Escrow Agreement dated April 8, 1998.

          2.4 Employee Investment Representation and Lockup Letters dated April 8, 1998.

          2.5 Non-Employee Investment Representation and Lockup Letters dated April 8, 1998.

          2.6   Registration Rights Agreement dated April 8, 1998.

          *  Confidential treatment requested.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           CMG INFORMATION SERVICES, INC.
                                           (Registrant)



                                           /s/ Andrew J. Hajducky III
                                           ---------------------------
April 23, 1998                             Andrew J. Hajducky III, CPA
                                           Chief Financial Officer and Treasurer